Exhibit 99.1

PHH CORPORATION ANNOUNCES COMPLETION OF OFFERING OF
$350 MILLION OF 6.375% SENIOR NOTES DUE 2021

COMPANY ANNOUNCES EARLY SETTLEMENT OF TENDER OFFER FOR
9¼% SENIOR NOTES DUE 2016 AND RECEIPT OF REQUISITE CONSENTS

EXTENSION OF TOTAL CONSIDERATION UNTIL OFFER EXPIRATION DATE

Mt. Laurel, NJ — August 20, 2013 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today that it has closed its previously announced offering of $350 million in aggregate principal amount of 6.375% Senior Notes due 2021 (the “2021 notes”). The Company is using the net proceeds of the offering of the 2021 notes, together with available cash, to repurchase up to $350 million outstanding aggregate principal amount (the “Maximum Tender Amount”) of its 9¼% Senior Notes due 2016 (the “2016 notes”).

As part of its previously announced tender offer (the “Tender Offer”), the Company solicited consents from the holders of the 2016 notes (the “Consent Solicitation”) for certain proposed amendments (the “Proposed Amendments”) to modify the covenants in the indenture governing the 2016 notes (the “Indenture”) to conform them with the covenants in the indenture governing the Company’s 7.375% Senior Notes due 2019. Adoption of the Proposed Amendments required consents from holders of at least a majority in aggregate principal amount of the outstanding 2016 notes. The Company has received the requisite consents in the Consent Solicitation to execute a supplemental indenture to effect the Proposed Amendments pursuant to its Offer to Purchase and Consent Solicitation Statement, dated August 6, 2013 (as amended from time to time, the “Statement”). As a result of receiving the requisite consents, the Company entered into a supplemental indenture, dated as of August 20, 2013, to the Indenture to effect the Proposed Amendments.

The Company also announced that it is extending the Total Consideration (as defined below) to any holders of the 2016 notes who validly tender their 2016 notes at or prior to 11:59 p.m., New York City time, on September 3, 2013 (the “Offer Expiration Date”), subject to the proration procedures described in the Statement, in order to provide prospective participants in the Tender Offer additional time to consider tendering their 2016 notes and receive such Total Consideration.

As of 5:00 p.m., New York City time, on August 19, 2013 (the “Consent Expiration Date”), more than a majority of the outstanding 2016 notes had been tendered. In accordance with the proration procedures described in the Statement, the Company has exercised its option to accept for payment and settle the Tender Offer with respect to 77.78% of the 2016 notes that were validly tendered at or prior to the Consent Expiration Date (the “Early Settlement”). Such Early Settlement occurred today concurrently with the closing of the offering of the 2021 notes.

Holders of 2016 notes who properly tendered, did not withdraw their 2016 notes and delivered their consents to the Proposed Amendments on or prior to the Consent Expiration Date received the total consideration of $1,180 per $1,000 in principal amount (the “Total Consideration”) of prorated 2016 notes that were accepted for purchase at the Early Settlement, which included an early tender premium equal to $30.00 per $1,000 principal amount of the tendered 2016 notes. Any 2016 notes that were validly tendered on or prior to the Consent Expiration Date, but not purchased at the Early Settlement due to proration, may be accepted for purchase on the final settlement date, subject to the Maximum Tender Amount and the proration procedures described in the Statement. Holders of 2016 notes tendered on or prior to the Consent Expiration Date, if any such 2016 notes are accepted for purchase on the final settlement date, will receive the Total Consideration for such 2016 notes.

The Tender Offer will expire on the Offer Expiration Date. Under the terms of the Tender Offer, as amended, holders of 2016 notes who properly tender after the Consent Expiration Date but on or prior to the Offer Expiration Date, and whose 2016 notes are accepted for purchase, will now also be eligible to receive the Total Consideration per $1,000 principal amount of the tendered 2016 notes, subject to proration. Other than in the limited circumstances set forth in the Statement, tenders of 2016 notes may not be withdrawn and consents may not be revoked following the Consent Expiration Date.

In addition, all 2016 notes accepted for purchase in connection with the Tender Offer will be entitled to receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

The Company is offering to purchase up to the Maximum Tender Amount of Notes. If holders validly tender 2016 notes in an aggregate principal amount in excess of the Maximum Tender Amount, the Company will only accept an amount of 2016 notes equal to the Maximum Tender Amount. In determining proration for the 2016 notes, assuming holders validly tender 2016 notes in an aggregate principal amount in excess of the Maximum Tender Amount, the Company will purchase that portion of a holder’s tendered 2016 notes that is equal to the total amount of tendered 2016 notes multiplied by a fraction, the numerator of which would equal the Maximum Tender Amount and the denominator of which would equal the total principal amount of 2016 notes tendered in the Tender Offer, rounded down to the nearest $1,000 principal amount. Whether a holder tendered before or tenders after the Consent Expiration Date, all holders will be prorated equally.

J.P. Morgan Securities LLC, RBS Securities Inc., BofA Merrill Lynch, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering of the 2021 notes. BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. acted as co-managers.

Citigroup Global Markets Inc., Barclays Capital Inc. and BofA Merrill Lynch are acting as dealer managers for the Tender Offer and solicitation agents for the Consent Solicitation. The tender agent and information agent is Global Bondholder Services Corporation.

Requests for documentation relating to the Tender Offer and Consent Solicitation should be directed to Global Bondholder Services Corporation at (866) 794-2200 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); or BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The offering of the 2021 notes was made by means of a prospectus supplement and an accompanying prospectus only. Copies of the prospectus supplement and the accompanying prospectus can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue,

Edgewood, NY 11717 or by telephone at 866-803-9204; RBS Securities Inc., by telephone at: 866-884-2071; BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10080, Attention: Prospectus Department, 800-294-1322 or by e-mail: dg.prospectus_requests@baml.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 888-603-5847 or by e-mail: barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 800-831-9146; Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Prospectus Group, by telephone at: (800) 503-4611 or by email: prospectus.cpdg@db.com; RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098, 877-280-1299 or by e-mail: CM-USA-Prospectus@rbc.com; or Wells Fargo Securities, LLC, 800-326-5897 or by e-mail: cmclientsupport@wellsfargo.com. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus supplement related to the offering, the accompanying prospectus and other documents incorporated by reference in the prospectus supplement and the accompanying prospectus for more complete information about the offering of the 2021 notes.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators and servicers of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2013.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus supplement related to the offering and in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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